Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Alexion Pharmaceuticals, Inc. Leonard Bell, M.D. Chief Executive Officer (203) 272-2596	Rx Communications Patricia Garrison (Scientific Media) (917) 322-2567 Rhonda Chiger (Investors) (917) 322-2569	Noonan/Russo Chris Frates (Business and Financial Media) (212) 845-4264

ALEXION PHARMACEUTICALS PROVIDES UPDATE ON APEX-AMI TRIAL

CHESHIRE, Conn., February 3, 2006 — Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) announced today that, together with its partner Procter & Gamble Pharmaceuticals, they had determined to finalize the ongoing APEX-AMI pexelizumab trial. It is anticipated that approximately 5,000 patients will have been enrolled in the trial, one of the largest acute myocardial infarction trials performed to date. The trial is expected to complete enrollment near the beginning of March.

“We are very grateful to the hundreds of clinical investigators and thousands of patients around the world who have participated in the APEX-AMI trial and we look forward to reviewing the final data from the trial in the second half of this year,” said Leonard Bell, M.D., Chief Executive Officer of Alexion. “We continue to focus our efforts on execution of regulatory and pre-launch activities of our lead product, Soliris, following the successful completion of the TRIUMPH Phase III trial for PNH last month.”

About Alexion:

Alexion is engaged in the discovery and development of therapeutic products aimed at treating patients with a wide array of severe disease states, including hematologic and cardiovascular disorders, autoimmune diseases and cancer. Alexion’s two lead product candidates, SolirisTM (eculizumab) and pexelizumab, are currently undergoing evaluation in several clinical development programs, including two Phase III trials of SolirisTM (eculizumab) for the treatment of paroxysmal nocturnal hemoglobinuria (PNH). Under the Special Protocol Assessment (SPA) process, the FDA has agreed to the design of protocols for the two trials of SolirisTM (eculizumab) in PNH patients that could, if successful, serve as the primary basis of review for approval of a licensing application for eculizumab in the PNH indication. The Company’s Phase III trial of pexelizumab in coronary artery bypass graft (CABG) surgery patients undergoing cardiopulmonary bypass (CPB) failed to achieve its primary endpoint. The Company has determined to finalize its ongoing Phase III trial of pexelizumab in acute myocardial infarction (AMI) patients. The pexelizumab trials are conducted in collaboration with Procter and Gamble Pharmaceuticals. Under the SPA process, the FDA has agreed to the design of protocols for the Phase III pexelizumab trials that could, if successful, serve as the primary basis of review for approval of licensing applications for the two indications. Preliminary results from the PRIMO-

CABG2 trial of pexelizumab indicate that the trial is unlikely to support filing for licensing approval of pexelizumab in the CABG indication. Alexion is engaged in discovering and developing a pipeline of additional antibody therapeutics targeting severe unmet medical needs, through its wholly owned subsidiary, Alexion Antibody Technologies, Inc. This press release and further information about Alexion Pharmaceuticals, Inc. can be found at: http://www.alexionpharm.com.

This news release contains forward-looking statements, including statements related to timing of announcement of clinical trial results, timing of regulatory discussions and decisions, and the progression of Alexion’s drug candidates towards commercial sales. Forward- looking statements are subject to factors that may cause Alexion’s results and plans to differ from those expected, including the results of pre-clinical or clinical studies (including termination or delay in clinical programs), the need for additional research and testing, decision of the FDA not to approve (or to materially limit) marketing of one or both of Alexion’s two drug candidates, delays in arranging satisfactory manufacturing capability, inability to acquire funding on timely and satisfactory terms, delays in developing or adverse changes in commercial relationships, the possibility that results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, dependence on Procter & Gamble Pharmaceuticals for development and commercialization of pexelizumab, the risk that third parties won’t agree to license any necessary intellectual property to us on reasonable terms, and a variety of other risks set forth from time to time in Alexion’s filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Alexion’s Annual Report on Form 10-K for the year ended July 31, 2005 and in our other filings with the Securities and Exchange Commission. P&GP retains the development rights and the termination rights discussed in Alexion’s Form 10-K referred to above. Alexion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

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